As Filed with the Securities and Exchange Commission on December 16, 2024

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3410522
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

1990 Main Street, Suite 750

Sarasota, FL 34236

813-286-7900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2021 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Janet Huffman,

Chief Financial Officer.

1990 Main Street, Suite 750

Sarasota, FL 34236

813-286-7900

(Name, Address and Telephone number of Agent for Service)

Copies to:

Mark A. Catchur, Esquire

Julio C. Esquivel, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

(813) 229-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Oragenics, Inc. (the “Company”) is being filed to register 2,000,000 additional shares of Company common stock authorized for issuance under the 2021 Equity Incentive Plan (the “2021 Plan”) (which is an amendment and restatement of the Company’s 2012 Equity Incentive Plan), pursuant to General Instruction E to Form S-8. The table below summarizes the Plan, as amended to date and the registration statements previously filed to cover shares authorized for issuance under the Plan.

Summary Plan Table

Plan History	Date	Authorized Shares		Post-Split Shares	Registration Statement
2021 Equity Incentive Plan	February 2022	10,000,000	*	166,667	333-263821
First Amendment to 2021 Plan	December 2023	1,000,000		1,166,667	333-276460
Second Amendment to 2021 Plan	December 2024	2,000,000		3,166,667

*On January 20, 2023, the Company effected a 1 for 60 reverse stock split and the amounts reflected prior to the January 2023 reverse split have been adjusted for such reverse split. On December 14, 2023, the Company’s shareholders approved an increase in the number of authorized shares for issuance under the Plan from 166,667 shares to 1,166,667 shares or an additional 1,000,000 shares. On December 11, 2024, the Company’s shareholders approved an increase in the number of authorized shares for issuance under the Plan from 1,166,667 shares to 3,166,667 shares or an additional 2,000,000 shares. This Registration Statement registers the additional 2,000,000 shares approved by the Company’s shareholders.

Pursuant to General Instruction E to Form S-8, the contents of the previously filed Registration Statement, on Form S-8 (No. 333-263821), on March 24, 2022, is incorporated herein by reference, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement on Form S-8 incorporates by reference the following documents we previously filed with the Securities and Exchange Commission:

●	Registration Statement on Form S-8 filed March 24, 2022 (File No. 333-263821) and Registration Statement on Form S-8 filed January 10, 2024 (File No. 333-276460);

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Commission on March 29, 2024;

●	the Registrant’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024, filed with the Commission on May 15, 2024, August 9, 2024 and November 13, 2024, respectively;

●	the Registrant’s Current Reports on Form 8-K, filed with the Commission on each of January 2, 2024, January 16, 2024, January 23, 2024, February 5, 2024, February 7, 2024, February 12, 2024, February 28, 2024, February 28, 2024, March 1, 2024, March 18, 2024, April 16, 2024, April 22, 2024, May 7, 2024, May 16, 2024, May 17, 2024, May 22, 2024, May 23, 2024, June 20, 2024; June 26, 2024, July 10, 2024, July 22, 2024, August 8, 2024, August 12, 2024, August 14, 2024, August 16, 2024, August 21, 2024, September 5, 2024, September 20, 2024, October 9, 2024, October 15, 2024, October 16, 2024, October 18, 2024 and November 29, 2024.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or amended, to constitute a part of the Registration Statement.

Item 8. Exhibits.

See the Exhibit Index immediately following the signature page which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tampa, State of Florida this 16th day of December, 2024.

Oragenics, Inc.

By:	/s/ Janet Huffman
Janet Huffman
Chief Financial Officer and Principal Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Oragenics, Inc., hereby constitutes and appoints Janet Huffman, as their true and lawful attorney-in-fact and agents, for them and in their name, place and stead, in any and all capacities, to sign their names to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Janet Huffman	Chief Financial Officer, Interim Principal Executive Officer and Principal	December 16, 2024
Janet Huffman	Accounting Officer

/s/ Charles Pope	Executive Chairman of the Board and	December 16, 2024
Charles L. Pope	Director

/s/ Frederick W. Telling	Director	December 16, 2024
Frederick W. Telling

/s/ Robert C. Koski	Director	December 16, 2024
Robert C. Koski

/s/ Alan W. Dunton	Director	December 16, 2024
Alan W. Dunton

/s/ John Gandolfo	Director	December 16, 2024
John Gandolfo

/s/ Bruce Cassidy	Director	December 16, 2024
Bruce Cassidy

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	2021 Equity Incentive Plan (incorporated by reference as Exhibit 10.1 to Form 8-K filed on February 28, 2022).

4.2	First Amendment to Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to Form 8-K filed on December 15, 2023)

4.3	Second Amendment to Equity Incentive Plan.

4.4	Form of Warrant to purchase shares of Common Stock (incorporated by reference as Exhibit 4.2 to Form S-1/A filed on July 9, 2018).

4.5	Warrant Agency Agreement (incorporated by reference as Exhibit 4.2 to Form 8-K filed on July 17, 2018).

4.6	Warrant dated May 1, 2020 (incorporated by reference as Exhibit 4.1 to Form 8-K filed on May 4, 2020).

4.7	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 to Form 8-K filed on September 5, 2024

4.8	Form of Placement Agent Warrant. (incorporated by reference to Exhibit 4.2 to Form 8-K filed on September 5, 2024.

4.9	Warrant Agency Agreement (incorporated by reference to Exhibit 4.3 to Form 8-K filed on September 5, 2024

4.10	Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 (incorporated by reference as Exhibit 4.9 to Form 10-K filed on April 17, 2023).

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Cherry Bekaert, LLP.

23.2	Consent of Independent Registered Public Accounting Firm, CBIZ CPAs P.C.

23.3	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in the opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

107	Filing Fee Table.